Exhibit 10.12

Call Option Agreement

THIS CALL OPTION AGREEMENT (this "Agreement") is made on April 27th, 2010 by and among Kwai Man Yip,a Hong Kong (the "Grantor") , who is the sole shareholder of Bondy Nominees Limited, a Hong Kong corporation (the “Bondy”), which Bondy is the sole member of Leading Pioneer Limited, a British Virgin Islands company (the “Company”), which the Company is one of the shareholders of Perfect Support Limited, a British Virgin Islands company (the “Perfect Support”) and Yixiang Zhang, a PRC (the “Grantee”).

RECITALS

Whereas, the Grantor owns 100% issued and outstanding shares of the Company through Bondy;

Whereas, the Company is one of the shareholders of Perfect Support, which intends to complete a reverse merger with SN STRATEGIES CORP, a public shell company, whose common stock is traded on the OTCBB market (the "Public Company"), as a result of which Perfect Support will be a wholly-owned subsidiary of the Public Company and the Company will become one of the shareholders of the Public Company;

Whereas, the Grantor has agreed to grant to each Grantee, and each Grantee has agreed to accept from the Grantor, an option (the “Option”) to purchase certain number of ordinary shares of the Company (the "Option Shares") as set forth in Schedule A to this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.

DEFINITIONS

Defined Terms : In this Agreement (including the Recitals and the Schedules), unless the context otherwise requires, the following words and expressions shall have the following meanings:

"Business Day" means a day (other than Saturdays, Sundays and public holidays) on which banks are generally open for business in China;

"China" or "PRC" means the People's Republic of China;

"Completion Date" means the date falling seven (7) Business Days after the service of the Exercise Notice by each Grantee on the Grantor;

"Completion" means the completion of the sale to and purchase by each Grantee of the Option Shares under this Agreement;

"Effective Date" means the date of Share Exchange;

"Exercise" means the exercise by each Grantee or his/her Nominee(s) of the Option pursuant to the terms of this Agreement;

"Exercise Notice" means the notice substantially in the form set out in Part I of Schedule B;

"Exercise Price" means the exercise price to be paid by each Grantee (or his/her Nominee(s), as the case may be) to the Grantor in respect of the Option Shares issued to such Grantee as set forth opposite his name in Schedule A;

"Nominee" means such person nominated by a Grantee in the Transfer Notice to be the transferee of the Option or Option Shares;

"Option Effective Date" has the meaning ascribed to it in Clause 2.3;

"RMB" means the lawful currency of China;

“Share Exchange” means the transaction, by means of one or more agreements, among the shareholders of Perfect Support,, on the one hand and the Public Company, on the other hand, by which the shareholders of Perfect Support shallcontribute their shares of stock of Perfect Support, to the Public Company, and the Public Company shall issue stock to the shareholders of Perfect Support, with the result that Perfect Support shall become a wholly-owned subsidiary of the Public Company and the former shareholders of Perfect Support, and their designees shall hold about 98.5 % of the outstanding capital stock of the Public Company.

"Transfer Notice" means the notice substantially in the form set out in Part II of Schedule B;

"US$" or "United States Dollar" means the lawful currency of the United States of America.

1.1.	Interpretation: Except to the extent that the context requires otherwise:

	1.1.1	words denoting the singular shall include the plural and vice versa; words denoting any gender shall include all genders; words denoting persons shall include firms and corporations and vice versa;

1.1.2

any reference to a statutory provision shall include such provision and any regulations made in pursuance thereof as from time to time modified or re-enacted whether before or after the date of this Agreement and (so far as liability thereunder may exist or can arise) shall include also any past statutory provisions or regulations (as from time to time modified or re-enacted) which such provisions or regulations have directly or indirectly replaced;

		1.1.3	the words "written" and "in writing" include any means of visible reproduction;

		1.1.4	any reference to "Clauses", "Recitals" and "Schedules" are to be construed as references to clauses and recitals of, and schedules to, this Agreement; and

		1.1.5	any reference to a time of day is a reference to China time unless provided otherwise.

	1.2.	Headings: The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement.

2.	OPTION

2.1.

Option: The Grantor hereby irrevocably and unconditionally grants to each Grantee an Option for such Grantee to acquire from the Grantor, at the Exercise Price, at any time during the Exercise Period (defined below), to the extent that the Option has vested, any or all of the Option Shares set forth opposite his/her name in Schedule A hereto, free from all claims, liens, charges, pledges, mortgages, trust, equities and other encumbrances, and with all rights attaching thereto on the Completion Date.

	2.2.	Vesting Schedule: Subject to the terms and conditions hereto, the Option may be exercised, in whole or in part, in accordance with the following schedule:

34% of the Option Shares subject to the Option shall vest and become exercisable on October 1, 2010, 33% of the Option Shares subject to the Option shall vest and become exercisable on October 1, 2011 and 33% of the Option Shares subject to the Option shall vest and become exercisable on October 1, 2012.

2.3.

Exercise Period: The Option shall vest and become effective and exercisable at the times commencing on the dates set forth in Section 2.2 (the “Option Effective Date”) and shall expire five years from the date of the Option. The Option may be exercised by each Grantee (or his Nominee on behalf of each Grantee), to the extent that the Option shall have vested, and only to that extent, at any time prior to five years from the date of this Option (“Exercise Period”).

2.4.

Nominees: The Grantee may, at any time during the Exercise Period, at his sole discretion, nominate one or more person(s) (each a “Nominee”) to be the transferee(s) of whole or part of the shares subject to his Option, who shall hold and/or exercise the transferred Option on behalf of each Grantee.

	2.5.	Exercise Notice: The Option may be exercised by each Grantee or his Nominee(s), in whole or in part, at any time during the Exercise Period, by serving an Exercise Notice on the Grantor.

2.6.

Exercise: The Grantor agrees that he shall, upon receipt of the Exercise Notice, transfer to each Grantee (or his/her Nominee(s), as the case may be) any and all of the Option Shares specified in the Exercise Notice, free from all claims, liens, charges, pledges, mortgages, trust, equities and other encumbrances, and with all rights now or hereafter attaching thereto. The Option shall be exercisable only in compliance with the laws and regulations of the PRC and the British Virgin Islands, and such Grantee (or his Nominee(s), as the case may be) shall complete any and all approval or registration procedures regarding the exercise of his Option at PRC competent authorities in accordance with applicable PRC laws and regulations.

	2.7.	Transfer Notice: In case that a Grantee transfers any or all of his/her Option to one or more Nominee(s) in accordance with Clause 2.4 above, each Grantee shall serve a Transfer Notice on the Grantor.

2.8.

Transfer to Nominees: The Grantor agrees that he shall, upon receipt of the Transfer Notice, take all actions necessary to allow the Nominee(s) to be entitled to any or all of Option Shares specified in the Transfer Notice.

Upon exercise by any Nominee(s) of the transferred Option on behalf of each Grantee, each Grantee shall serve the Exercise Notice on the Grantor in his own name for the exercising Nominee(s). Upon receipt of such Exercise Option, the Grantor shall issue to such Nominee(s) any and all of the relevant Option Shares in the same manner as specified in Clause 2.6.

	2.9.	Payment of Exercise Price: Upon Exercise of the Option in whole or in part, each Grantee (or his Nominee(s), as the case may be) shall pay the Exercise Price to the Grantor.

2.10.

The Grantor’s Obligation upon Exercise: The Grantor agrees that upon the Exercise of any Option by each Grantee (or his Nominee(s)), he shall cause and procure the number of Option Shares provided in the Exercise Notice to be transferred to each Grantee (or his Nominee(s)) within seven (7) Business Days after the date of the Exercise Notice.

3.	COMPLETION

3.1.

Time and Venue: Completion of the sale and purchase of the Option Shares pursuant to the Exercise shall take place at such place decided by each Grantee on the Completion Date and reasonably acceptable to the Grantor. The parties agree that Hong Kong is a reasonable place for the completion of the sale.

	3.2.	Business at Completion: At Completion of each Exercise, all (but not part only) of the following shall be transacted:

		3.2.1	the exercising Grantee shall pay the Exercise Price to the Grantor by wire transfer or such other method as shall be reasonably acceptable to Grantor;

3.2.2

the Grantor shall, and to the extent that any action on the part of other shareholders or the directors is required, procure the then existing shareholders and directors of the Company to, within seven (7) Business Days after the date of Exercise Notice, deliver to the exercising Grantee (or his Nominee(s), same below) the following documents and take all corporate actions necessary to give effect to such delivery:

(a)	a share certificate or share certificates in respect of the number of the Option Shares exercised by each Grantee;

(b)	a certified true copy of the register of members of the Company updated to show the entry of each Grantee as the holder of the Option Shares so exercised; and

(c)	any other documents as each Grantee may reasonably believe necessary to give effect to the transfer of the exercised Option Shares.

4.	CONFIDENTIALITY

The transaction contemplated hereunder and any information exchanged between the Parties pursuant to this Agreement will be held in complete and strict confidence by the concerned Parties and their respective advisors, and will not be disclosed to any person except: (i) to the Parties’ respective officers, directors, employees, agents, representatives, advisors, counsel and consultants that reasonably require such information and who agree to comply with the obligation of non-disclosure pursuant to this Agreement; (ii) with the express prior written consent of the other Party; or (iii) as may be required to comply with any applicable law, order, regulation or ruling, or an order, request or direction of a government agency; provided, however, that the foregoing shall not apply to information that: (1) was known to the receiving Party prior to its first receipt from the other Party; (2) becomes a matter of public knowledge without the fault of the receiving Party; or (3) is lawfully received by the Party from a third person with no restrictions on its further dissemination.

5.	GRANTOR’S UNDERTAKINGS

Without the prior written consent of each Grantee, the Grantor shall not and shall procure the Company not to(i) issue or create any new shares, equity, registered capital, ownership interest, or equity-linked securities, or any options or warrants that are directly convertible into, or exercisable or exchangeable for, shares, equity, registered capital, ownership interest, or equity-linked securities of the Company, or other similar equivalent arrangements, (ii) alter the shareholding structure of the Company (other than as a result of the transfer of existing shares pursuant to this agreement), (iii) cancel or otherwise alter the Option Shares, (iv) amend the register of members or the memorandum and articles of association of the Company, (v) liquidate or wind up the Company, or (vi) act or omit to act in such a way that would be detrimental to the interest of each Grantee in the Option Shares. The Grantor shall disclose to each Grantee true copies of all the financial, legal and commercial documents of the Company and the resolutions of the shareholders and the board of directors.

6.	MISCELLANEOUS

6.1.

Indulgence, Waiver Etc: No failure on the part of any Party to exercise and no delay on the part of such Party in exercising any right hereunder will operate as a release or waiver thereof, nor will any single or partial exercise of any right under this Agreement preclude any other or further exercise of it or any other right or remedy.

6.2.

Effective Date and Continuing Effect of Agreement: This Agreement shall take effect from the Effective Date. All provisions of this Agreement shall not, so far as they have not been performed at Completion, be in any respect extinguished or affected by Completion or by any other event or matter whatsoever and shall continue in full force and effect so far as they are capable of being performed or observed, except in respect of those matters then already performed.

6.3.

Successors and Assigns: This Agreement shall be binding on and shall ensure for the benefit of each of the Parties' successors and permitted assigns. Any reference in this Agreement to any of the Parties shall be construed accordingly.

6.4.

Further Assurance: At any time after the date of this Agreement, each of the Parties shall, and shall use its best endeavors to procure that any necessary third party shall, execute such documents and do such acts and things as any other Party may reasonably require for the purpose of giving to such other Party the full benefit of all the provisions of this Agreement.

6.5.

Remedies: No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by any Party shall not constitute a waiver by such Party of the right to pursue any other available remedies.

6.6.

Severability of Provisions: If any provision of this Agreement is held to be illegal, invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, continue to be valid as to its other provisions and the remainder of the affected provision; and the legality, validity and enforceability of such provision in any other jurisdiction shall be unaffected.

6.7.	Governing Law: This Agreement shall be governed by, and construed in accordance with, the laws of the British Virgin Islands.

6.8.

Dispute Resolution: In the event of any dispute, claim or difference (the "Dispute") between any Parties arising out of or in connection with this Agreement, the Dispute shall be resolved in accordance with the following:

(a)

Negotiation between Parties; Mediations. The Parties agree to negotiate in good faith to resolve any Dispute. If the negotiations do not resolve the Dispute to the reasonable satisfaction of all parties within thirty (30) days, subsection (b) below shall apply.

(b) Arbitration. In the event the Parties are unable to settle a Dispute in accordance with subsection (a) above, such Dispute shall be referred to and finally settled by arbitration at Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the “UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection (b). The arbitration tribunal shall consist of three arbitrators to be appointed according to the UNCITRAL Rules. The language of the arbitration shall be English.

6.9.

Counterparts: This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party hereto may enter into this Agreement by signing any such counterpart.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the Parties hereto have executed this Agreement on the date first above written and witnessed by Leung Yim. .

The Grantor

Signature: ________________________
                                    Kwai Man Yip

Bondy Nominees Limited

Signature: ________________________

Name: ________________________

Title: ________________________

Leading Pioneer Limited

Signature: ________________________

Name: ________________________

Title: ________________________

Perfect Support Limited

Signature: ________________________

Name: ________________________

Title: ________________________

The Grantee

Signature: ________________________
                                 Yixiang Zhang

Witness:

Signature:________________________
                                 Leung Yim Ting

SCHEDULE A

Grantee and Option Shares

Grantee	ID Card/Passport	Number of	Exercise Price
	Number	Option Shares
Yixiang Zhang		2,670,012	total exercise
			price is US$1.00

SCHEDULE B

Part I

Form of Exercise Notice

To: Kwai Man Yip (the “Grantor”)

From: Yixiang Zhang (the “Transferee”)

We refer to the Call Option Agreement (the "Option Agreement") dated April 27, 2010made among between the Grantee, the Grantor, Bondy Nominees Limited, Leading Pioneer Limited and Perfect Support Limited. Terms defined in the Option Agreement shall have the same meanings as used herein.

We hereby give you notice that we require you to sell to us / [Nominees' names] in accordance with the terms and conditions of the Option Agreement, the following Option Shares at the Exercise Price set out below, subject to the terms and conditions set out in the Option Agreement. Completion shall take place at [         ] on [                                       ] at the office of [                                              ].

Grantee	Option Shares	Exercise Price
Yixiang Zhang

Dated [            ]

Yours faithfully

___________________________
Name: Yixiang Zhang [Grantee]

Party II

Form of Transfer Notice

To: Kwai Man Yip (the “Grantor”)

From:Yixiang Zhang (the “Grantee”)

We refer to the Call Option Agreement (the "Option Agreement") dated April 27, 2010 made among the Grantee and the Grantor, Bondy Nominees Limited, Leading Pioneer Limited and Perfect Support Limited. Terms defined in the Option Agreement shall have the same meanings as used herein.

We hereby give you notice that we will transfer to [Nominees' names] the following portion of the Option, expressed in terms of the number of Option Shares represented by the portion of the Option transferred in accordance with the terms and conditions of the Option Agreement.

Grantee	Nominees	Option Shares Represented
Yixiang Zhang

Dated [                ]

Yours faithfully

___________________________
Name: Yixiang Zhang [Grantee]